Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Reports Revenue and Net Income for the Thirteen and Thirty-nine Weeks Ended September 26, 2009

Warren, MI – October 22, 2009 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced financial results for the thirteen weeks and thirty-nine weeks ended September 26, 2009.

For the thirteen weeks ended September 26, 2009, operating revenues decreased 39.7%, or $84.5 million, to $128.5 million from $213.0 million for the thirteen weeks ended September 27, 2008. Included in operating revenues are fuel surcharges of $9.5 million and $32.2 million for the third quarters of 2009 and 2008, respectively. Net income decreased 68.6%, or $3.7 million, to $1.7 million, or $0.11 per basic and diluted share for the third quarter of 2009, from $5.4 million, or $0.34 per basic and diluted share, for the third quarter of 2008. Included in net income for the third quarter of 2009 were $0.1 million, or $0.01 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale, compared to $0.3 million, or $0.02 per basic and diluted share of similar charges in the third quarter of 2008.

Universal’s truckload revenue in the third quarter of 2009 decreased by 32.9% to $81.8 million from $122.1 million in the corresponding period of 2008. Included in truckload revenue in the third quarter of 2009 is $3.6 million of revenue from our third quarter 2009 acquisition. Brokerage revenue in the third quarter of 2009 decreased by 53.6% to $27.9 million from $60.2 million in the corresponding period of 2008. Included in brokerage revenue in the third quarter of 2009 is $0.5 million of revenue from our third quarter 2009 acquisition. Intermodal revenue in the third quarter of 2009 decreased by 39.3% to $18.7 million from $30.8 million in the corresponding period of 2008.

For the thirty-nine weeks ended September 26, 2009, operating revenues decreased 37.6%, or $219.2 million, to $363.4 million from $582.5 million for the thirty-nine weeks ended September 27, 2008. Included in operating revenues are fuel surcharges of $24.8 million and $81.1 million for the first three quarters of 2009 and 2008, respectively. Net income decreased 74.3%, or $9.1 million, to $3.1 million, or $0.20 per basic and diluted share for the first three quarters of 2009, from $12.3 million, or $0.76 per share, for the first three quarters of 2008. Included in net income for the first three quarters of 2009 were $0.8 million, or $0.05 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale, compared to $1.7 million, or $0.10 per basic and diluted share of similar charges in the first three quarters of 2008.

Universal’s truckload revenue in the first three quarters of 2009 decreased by 33.7% to $225.6 million from $340.3 million in the corresponding period of 2008. Included in truckload revenue in the first three quarters of 2009 is $6.3 million from our acquisitions completed since the second quarter of 2008. Brokerage revenue in the first three quarters of 2009 decreased by 46.9% to $81.8 million from $154.1 million in the corresponding period of 2008. Included in brokerage revenue in the first three quarters of 2009 is $1.1 million from our acquisitions completed since the second quarter of 2008. Intermodal revenue in the first three quarters of 2009 decreased by 36.5% to $55.9 million from $88.1 million in the corresponding period of 2008. Included in Intermodal revenue in the first three quarters of 2009 is $0.8 million from our acquisitions completed in the first half of 2008.

“We would like to acknowledge the hard work of our agents, contractors and employees during these challenging times in 2009. Through their efforts, we have been able to improve our profitability throughout 2009,” stated Universal’s President and CEO Don Cochran. “We were very fortunate in 2008 to have experienced such high levels of flatbed and specialized hauling, both in terms of volume and in rate. When making year over year comparisons, we must remind ourselves that while experiencing extraordinary market weakness in 2009, we were at historical peaks in both pricing and volume last year. We have a long road ahead of us, and we will continue to focus on controlling cost while aggressively growing our market share throughout our core businesses.”

Universal Truckload Services, Inc. is primarily an asset light provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008
Operating revenues:
Truckload	$81,839	$122,053	$225,620	$340,288
Brokerage	27,942	60,190	81,819	154,113
Intermodal	18,677	30,751	55,942	88,148

Total operating revenues	128,458	212,994	363,381	582,549

Operating expenses:
Purchased transportation	96,905	168,219	271,937	455,596
Commissions expense	8,677	12,637	24,339	35,380
Other operating expense	2,393	2,129	6,895	7,006
Selling, general, and administrative	10,935	13,223	33,378	38,755
Insurance and claims	4,084	5,453	13,107	16,916
Depreciation and amortization	2,583	2,531	7,721	7,122

Total operating expenses	125,577	204,192	357,377	560,775

Income from operations	2,881	8,802	6,004	21,774
Non operating income (expense)	(17)	2	(837)	(1,779)
Interest income (expense), net	(136)	47	(133)	66

Income before provision for income taxes	2,728	8,851	5,034	20,061
Provision for income taxes	1,029	3,445	1,891	7,808

Net income	$1,699	$5,406	$3,143	$12,253

Earnings per common share:
Basic	$0.11	$0.34	$0.20	$0.76
Diluted	$0.11	$0.34	$0.20	$0.76
Weighted average number of common shares outstanding:
Basic	15,980	16,088	15,983	16,088
Diluted	15,980	16,106	15,983	16,088

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 26, 2009	December 31, 2008
Assets
Cash and cash equivalents	$1,298	$28,767
Marketable securities	15,960	8,808
Accounts receivable – net	64,242	70,590
Other current assets	7,017	9,948

Total current assets	88,517	118,113
Property and equipment – net	76,526	61,334
Other long-term assets – net	32,745	32,100

Total assets	$197,788	$211,547

Liabilities and shareholders’ equity
Total current liabilities	$39,884	$40,040
Total long-term liabilities	5,133	7,030

Total liabilities	45,017	47,070
Total shareholders’ equity	152,771	164,477

Total liabilities and shareholders’ equity	$197,788	$211,547

UNIVERSAL TRUCKLOAD SERVICES, INC.

Summary of Operating Data

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008
Average number of tractors provided by owner-operators
Truckload	2,787	2,884	2,719	2,797
Intermodal	665	792	691	832

Total	3,452	3,676	3,410	3,629

Truckload Revenues:
Average operating revenues per loaded mile (1)	$2.26	$3.01	$2.29	$2.85
Average operating revenues per loaded mile, excluding fuel surcharges (1)	$2.04	$2.38	$2.09	$2.31
Average operating revenues per load (1)	$978	$1,192	$962	$1,071
Average operating revenues per load, excluding fuel surcharges (1)	$885	$942	$877	$868
Average length of haul (1)(2)	433	396	420	375
Number of loads (1)	83,708	102,396	234,628	317,811

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$1.92	$2.81	$1.93	$2.48
Average operating revenues per load (1)	$1,193	$1,621	$1,136	$1,458
Average length of haul (1)(2)	622	578	588	587
Number of loads (1)	21,732	33,287	66,428	93,449

Intermodal Revenues:
Drayage (in thousands)	$16,932	$27,881	$50,370	$80,506
Depot (in thousands)	$1,745	$2,870	$5,572	$7,642

Total (in thousands)	$18,677	$30,751	$55,942	$88,148

Average operating revenues per loaded mile	$3.42	$4.38	$3.39	$4.65
Average operating revenues per loaded mile, excluding fuel surcharges	$3.06	$3.35	$3.05	$3.70
Average operating revenues per load	$279	$357	$281	$339
Average operating revenues per load, excluding fuel surcharges	$250	$273	$253	$269
Number of loads	60,641	78,018	179,024	237,658

(1)	Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.